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CUSIP No. 0141408104
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                                    EXHIBIT 1
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          AGREEMENT,  dated as of February  11,  2000,  by and among Van Wagoner
Capital Management, Inc., a Delaware corporation and Van Wagoner Funds, Inc., a Maryland corporation.

          WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the "Act"), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

          Both Van Wagoner Capital Management, Inc. and Van Wagoner Funds, Inc. hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement on Schedule 13G relating to their ownership of the Common Stock of Cardiac Pathways Corporation, and hereby further agree that said Statement shall be filed on behalf of both Van Wagoner Capital Management, Inc. and Van Wagoner Funds, Inc. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Cardiac Pathways Corporation.

          IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

                                           VAN WAGONER CAPITAL MANAGEMENT, INC.


                                           By: /s/ Garrett R. Van Wagoner
                                              ----------------------------------
                                              Garrett R. Van Wagoner, President


                                           VAN WAGONER FUNDS, INC.


                                           By: /s/ Garrett R. Van Wagoner
                                              ----------------------------------
                                              Garrett R. Van Wagoner, President



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